EXHIBIT 99.1

LIONSGATE REPORTS REVENUE OF $707.0 MILLION, EBITDA OF $104.0 MILLION, ADJUSTED EBITDA OF $109.7 MILLION AND NET INCOME OF $75.5 MILLION OR $0.56 PER BASIC SHARE IN THE SECOND QUARTER OF FISCAL 2013

Second Quarter Results Driven By Significant Contributions From Home Entertainment Release of THE HUNGER GAMES, Domestic Box Office Performance of Film Slate And International Revenue

Filmed Entertainment Backlog Reaches Record $1.2 Billion

SANTA MONICA, CA, and VANCOUVER, BC, November 8, 2012 — Lionsgate (NYSE: LGF) today reported revenue of $707.0 million, EBITDA of $104.0 million, adjusted EBITDA of $109.7 million  and net income of $75.5 million or $0.56 per share for the second quarter of Fiscal 2013 (quarter ended September 30, 2012).

Revenue of $707.0 million in the second quarter increased by 97% compared to $358.1 million in the prior year quarter, driven by strong home entertainment revenue from the global blockbuster THE HUNGER GAMES in packaged media and on demand and digital, domestic theatrical box office revenue from films in the quarter that included THE POSSESSION, THE EXPENDABLES 2, STEP UP REVOLUTION and MADEA’S WITNESS PROTECTION (released at the end of June), as well as strong growth in international revenue.

EBITDA of $104.0 million and adjusted EBITDA of $109.7 million in the second quarter compared to EBITDA of negative $(6.9) million and adjusted EBITDA of negative $(13.4) million in the prior year quarter.

Net income of $75.5 million in the second quarter compared to net loss of $(25.3) million in the prior year quarter.  Profitability and EBITDA growth in the quarter was largely attributable to the strong theatrical box office and home entertainment performance of several of the Company’s feature films, including the DVD and digital release of the first film in THE HUNGER GAMES franchise and the domestic theatrical box office performance of THE POSSESSION, as well as strong international results.  The Company also reported improved overall margins in the quarter.

Basic net income per common share for the second quarter was $0.56 on 134.4 million weighted average common shares outstanding, compared to basic net loss per common share of $(0.19) on 133.8 million weighted average common shares outstanding in the prior year quarter.

Lionsgate’s filmed entertainment backlog, or contracted future revenue, was a record $1.2 billion at September 30, 2012.  Filmed entertainment backlog represents the amount of future revenue not yet recorded from contracts for the licensing of films and television product worldwide.

“The quarter reflected many of the core values that have driven our growth over the past 12 years — creation and renewal of major film franchises, strong and consistent library performance and contributions from our diverse mix of businesses worldwide,” said Lionsgate Chief Executive Officer Jon Feltheimer.  “With the home entertainment release of the first film in our HUNGER GAMES franchise making significant contributions to our results in the quarter, we’re clearly on track to meet or exceed our expectations this year.”

Overall motion picture revenue for the second quarter was $608.0 million, an increase of 178% from the prior year quarter reflecting gains in all categories.  Within the motion picture segment, theatrical revenue in the quarter was $116.2 million, a fivefold increase from the prior year second quarter, attributable to the box office performance of THE POSSESSION, THE EXPENDABLES 2, STEP UP REVOLUTION and MADEA’S WITNESS PROTECTION, released in June.

Lionsgate’s home entertainment revenue from both motion pictures and television was $277.8 million in the second quarter, a 59% increase from the prior year quarter driven by the home entertainment releases of THE HUNGER GAMES, CABIN IN THE WOODS, WHAT TO EXPECT WHEN YOU’RE EXPECTING, SAFE and FRIENDS WITH KIDS from the Company’s managed brands business.

Television revenue included in motion picture revenue was $35.5 million in the second quarter, an increase of 26% from the prior year quarter.

International motion picture revenue of $108.0 million (excluding Lionsgate U.K.) for the second quarter increased more than fourfold from the prior year quarter driven by continuing revenue from the worldwide theatrical release of THE HUNGER GAMES as well as revenue contributions from CABIN IN THE WOODS, WHAT TO EXPECT WHEN YOU’RE EXPECTING, STEP UP REVOLUTION and COLD LIGHT OF DAY.

Lionsgate U.K. revenue was $48.4 million, an increase of 120% from the prior year quarter, on the strength of a diversified theatrical slate driven by THE HUNGER GAMES, THE EXPENDABLES 2 and ABDUCTION, Lionsgate U.K.’s SALMON FISHING IN THE YEMEN and the third-party film MAGIC MIKE.

Television production revenue was $99.0 million in the second quarter, a decline of 29% compared to the prior year quarter, as increases in domestic series licensing from Lionsgate Television were offset by fewer deliveries from the Company’s Debmar-Mercury syndication arm and decreased digital media revenue compared to the prior year quarter that included the delivery of the first four seasons of MAD MEN to Netflix.

Lionsgate senior management will hold its analyst and investor conference call to discuss its second quarter fiscal 2013 results at 9:00 A.M. ET/6:00 A.M. PT on Friday, November 9, 2012. Interested parties may participate live in the conference call by calling 1-800-230-1092 (612-234-9960 outside the U.S. and Canada).  A full digital replay will be available from Friday morning, November 9, through Friday, November 16, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 269362.

ABOUT LIONSGATE:

Lionsgate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales.  The Company has built a strong television presence in production of primetime cable and broadcast network series, distribution and syndication of programming and an array of channel assets. Lionsgate currently has 25 shows on 18 networks spanning its primetime production, distribution and syndication businesses, including the multiple Emmy Award-winning Mad Men, the critically acclaimed series Weeds, Nurse Jackie and Boss, the new comedy Anger Management, which has been picked up for another 90 episodes by FX, the network series Nashville, the syndication successes Tyler Perry’s House of Payne, its spinoff Meet the Browns, For Better Or Worse, The Wendy Williams Show, Are We There Yet? and the upcoming Orange Is The New Black, an original series for Netflix.

Its feature film business has been fueled by such recent successes as the blockbuster first installment of The Hunger Games franchise, which has already grossed nearly $700 million at the worldwide box office, The Possession, Sinister, The Expendables 2, Cabin in the Woods, Tyler Perry’s Madea’s Witness Protection and Arbitrage.  With the January 2012 acquisition of Summit Entertainment, the Company has now added the blockbuster Twilight Saga, which has grossed more than $2.5 billion at the worldwide box office, to its current slate, giving the Company the two premier young adult franchises in the world. Recent Summit hits include Red, Letters to Juliet, Knowing and the Academy Award-winning Best Picture, The Hurt Locker.

Lionsgate’s home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 15,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.

***

For further information, please contact:

Peter D. Wilkes

310-255-3726

pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facilities and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2012,as amended, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2012	2012
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$54,399	$64,298
Restricted cash	6,634	11,936
Accounts receivable, net of reserve for returns and allowances of $114,861 (March 31, 2012 - $93,860) and provision for doubtful accounts of $3,849 (March 31, 2012 - $4,551)	701,354	784,530
Investment in films and television programs, net	1,350,672	1,329,053
Property and equipment, net	8,728	9,772
Equity method investments	172,606	171,262
Goodwill	326,004	326,633
Other assets	89,966	90,511
Total assets	$2,710,363	$2,787,995

LIABILITIES
Senior revolving credit facility	$268,724	$99,750
Senior secured second-priority notes	431,881	431,510
Term loan	294,929	477,514
Accounts payable and accrued liabilities	367,921	371,092
Participations and residuals	418,547	420,325
Film obligations and production loans	437,579	561,150
Convertible senior subordinated notes and other financing obligations	83,704	108,276
Deferred revenue	260,863	228,593
Total liabilities	2,564,148	2,698,210

Commitments and contingencies

SHAREHOLDERS’ EQUITY

Common shares, no par value, 500,000,000 shares authorized, 145,785,044 and 143,980,754 shares issued at September 30, 2012 and March 31, 2012, respectively	736,663	712,623
Accumulated deficit	(510,710)	(542,039)
Accumulated other comprehensive loss	(2,650)	(3,711)
	223,303	166,873
Treasury shares, no par value, 11,040,493 shares at September 30, 2012 and March 31, 2012	(77,088)	(77,088)
Total shareholders’ equity	146,215	89,785
Total liabilities and shareholders’ equity	$2,710,363	$2,787,995

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
		As adjusted (1)		As adjusted (1)
	(Amounts in thousands, except per share amounts)

Revenues	$706,968	$358,081	$1,178,788	$619,340
Expenses:
Direct operating	323,230	206,344	569,048	345,702
Distribution and marketing	236,442	141,642	415,151	206,388
General and administration	44,030	29,428	96,374	57,350
Gain on sale of asset disposal group	—	(10,967)	—	(10,967)
Depreciation and amortization	2,115	681	4,220	1,915
Total expenses	605,817	367,128	1,084,793	600,388
Operating income (loss)	101,151	(9,047)	93,995	18,952
Other expenses (income):
Interest expense
Contractual cash based interest	18,908	14,160	41,636	25,875
Amortization of debt discount (premium) and deferred financing costs	4,377	3,409	9,139	8,029
Total interest expense	23,285	17,569	50,775	33,904
Interest and other income	(1,029)	(928)	(1,979)	(1,370)
Loss on extinguishment of debt	1,000	436	9,159	967
Total other expenses, net	23,256	17,077	57,955	33,501
Income (loss) before equity interests and income taxes	77,895	(26,124)	36,040	(14,549)
Equity interests income	1,755	1,889	1,610	1,849
Income (loss) before income taxes	79,650	(24,235)	37,650	(12,700)
Income tax provision	4,121	1,071	6,321	2,272
Net income (loss)	$75,529	$(25,306)	$31,329	$(14,972)

Basic Net Income (Loss) Per Common Share	$0.56	$(0.19)	$0.23	$(0.11)

Diluted Net Income (Loss) Per Common Share	$0.53	$(0.19)	$0.23	$(0.11)

Weighted average number of common shares outstanding:
Basic	134,390	133,755	133,815	135,374
Diluted	148,696	133,755	134,610	135,374

(1)               In the quarter ended March 31, 2012, the Company eliminated the lag in recording its share of EPIX’s results. Due to the elimination of the lag in recording the Company’s share of EPIX’s results, prior period amounts presented have been adjusted to eliminate the lag in reporting. The elimination of the lag in reporting of EPIX increased net loss for the three and six months ended September 30, 2011 by $0.7 million and $2.7 million, respectively.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
		As adjusted (1)		As adjusted (1)
	(Amounts in thousands)
Net income (loss)	$75,529	$(25,306)	$31,329	$(14,972)
Foreign currency translation adjustments	2,999	(4,433)	1,078	(4,359)
Net unrealized gain (loss) on foreign exchange contracts	(512)	626	(17)	662
Comprehensive income (loss)	$78,016	$(29,113)	$32,390	$(18,669)

(1) See footnote on Unaudited Condensed Consolidated Statements of Operations table

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED ANNUAL CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
		As adjusted (1)		As adjusted (1)
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$75,529	$(25,306)	$31,329	$(14,972)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	767	611	1,525	1,765
Amortization of intangible assets	1,348	70	2,695	150
Amortization of films and television programs	227,567	134,231	394,664	219,214
Amortization of debt discount (premium) and deferred financing costs	4,377	3,409	9,139	8,029
Non-cash stock-based compensation	4,744	2,541	10,917	4,802
Gain on sale of asset disposal group	—	(10,967)	—	(10,967)
Loss on extinguishment of debt	1,000	436	9,159	967
Equity interests income	(1,755)	(1,889)	(1,610)	(1,849)
Changes in operating assets and liabilities:
Restricted cash	2,346	316	5,302	23,996
Accounts receivable, net	(112,108)	(109,764)	84,026	(23,381)
Investment in films and television programs	(262,115)	(231,608)	(423,120)	(433,384)
Other assets	(928)	(761)	(1,544)	1,522
Accounts payable and accrued liabilities	46,342	96,887	2,149	15,425
Participations and residuals	11,891	17,493	(1,015)	12,331
Film obligations	6,413	8,738	(13,820)	10,998
Deferred revenue	(14,298)	19,460	32,339	44,792
Net Cash Flows Provided By (Used In) Operating Activities	(8,880)	(96,103)	142,135	(140,562)
Investing Activities:
Proceeds from the sale of asset disposal group, net of transaction costs and cash disposed of $3,943	—	9,119	—	9,119
Investment in equity method investees	—	(353)	—	(828)
Increase in loans receivable	—	—	—	(1,500)
Repayment of loans receivable	4,274	—	4,274	—
Purchases of property and equipment	(590)	(842)	(976)	(1,253)
Net Cash Flows Provided By Investing Activities	3,684	7,924	3,298	5,538
Financing Activities:
Exercise of stock options	—	—	52	—
Tax withholding requirements on equity awards	(1,260)	(1,014)	(4,005)	(1,932)
Repurchase of common shares	—	(77,088)	—	(77,088)
Borrowings under senior revolving credit facility	406,724	58,250	681,424	153,650
Repayments of borrowings under senior revolving credit facility	(427,450)	(35,250)	(512,450)	(200,400)
Deferred financing costs associated with the amended and restated senior revolving credit facility	(15,198)	—	(15,198)	—
Borrowings under individual production loans	75,037	86,404	108,948	134,870
Repayment of individual production loans	(18,986)	(44,291)	(182,930)	(122,886)
Production loan borrowings under film credit facility	839	25,291	3,897	33,002
Production loan repayments under film credit facility	(28,480)	(651)	(39,055)	(9,187)
Change in restricted cash collateral associated with financing activities	7,467	(3,043)	—	(3,043)
Repayments of borrowings under Term Loan associated with the acquisition of Summit	—	—	(185,504)	—
Proceeds from sale of senior secured second-priority notes, net of deferred financing costs	—	9,559	—	201,955
Repurchase of senior secured second-priority notes	—	(9,852)	—	(9,852)
Repurchase of convertible senior subordinated notes	(7,639)	—	(7,639)	(19,476)
Repayment of other financing obligations	—	—	(3,710)	—
Net Cash Flows Provided By (Used In) Financing Activities	(8,946)	8,315	(156,170)	79,613
Net Change In Cash And Cash Equivalents	(14,142)	(79,864)	(10,737)	(55,411)
Foreign Exchange Effects on Cash	958	(1,650)	838	(1,482)
Cash and Cash Equivalents - Beginning Of Period	67,583	111,040	64,298	86,419
Cash and Cash Equivalents - End Of Period	$54,399	$29,526	$54,399	$29,526

(1) See footnote on Unaudited Condensed Consolidated Statements of Operations table

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA, AS ADJUSTED

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
		As adjusted (1)		As adjusted (1)
	(Amounts in thousands)

Net income (loss)	$75,529	$(25,306)	$31,329	$(14,972)
Depreciation and amortization	2,115	681	4,220	1,915
Contractual cash based interest	18,908	14,160	41,636	25,875
Noncash interest expense	4,377	3,409	9,139	8,029
Interest and other income	(1,029)	(928)	(1,979)	(1,370)
Income tax provision	4,121	1,071	6,321	2,272
EBITDA	$104,021	$(6,913)	$90,666	$21,749

Gain on sale of asset disposal group	—	(10,967)	—	(10,967)
Loss on extinguishment of debt	1,000	436	9,159	967
Stock-based compensation	6,899	2,381	16,648	4,987
Acquisition related charges	300	—	2,027	—
Corporate defense charges (2)	—	1,762	—	(2,047)
Non-risk prints and advertising expense	(2,516)	(116)	8,305	(491)
EBITDA, as adjusted	$109,704	$(13,417)	$126,805	$14,198

(1)   See footnote on Unaudited Condensed Consolidated Statements of Operations table

(2)         The six months ended September 30, 2011 includes a benefit for charges associated with a shareholder activist matter of $2.0 million related to a negotiated settlement with a vendor of costs incurred and recorded in fiscal year 2011, and insurance recoveries of related litigation offset by other costs.

EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization.  EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for a gain on sale of asset disposal group, loss on extinguishment of debt, stock-based compensation, acquisition related charges, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. Acquisition related charges represent severance and transaction costs associated with the acquisition of Summit. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed.

Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FREE CASH FLOW TO NET CASH

FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
	(Amounts in thousands)

Net Cash Flows Provided By (Used In) Operating Activities	$(8,880)	$(96,103)	$142,135	$(140,562)
Purchases of property and equipment	(590)	(842)	(976)	(1,253)
Net borrowings under and (repayment) of production loans	28,410	66,753	(109,140)	35,799
Free Cash Flow, as defined	$18,940	$(30,192)	$32,019	$(106,016)

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans including production loan activity under the Company’s Film Credit Facility. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF EBITDA TO FREE CASH FLOW

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
		As adjusted (1)		As adjusted (1)
	(Amounts in thousands)

EBITDA	$104,021	$(6,913)	$90,666	$21,749

Plus: Amortization of film and television programs	227,567	134,231	394,664	219,214
Less: Cash paid for film and television programs (1)	(227,292)	(156,117)	(546,080)	(386,587)
Amortization of film and television programs in excess of cash paid	275	(21,886)	(151,416)	(167,373)

Plus: Non-cash stock-based compensation	4,744	2,541	10,917	4,802
Less: Gain on sale of asset disposal group	—	(10,967)	—	(10,967)
Plus: Equity interests loss	(1,755)	(1,889)	(1,610)	(1,849)
Plus: Loss on extinguishment of debt	1,000	436	9,159	967

EBITDA adjusted for net investment in film and television programs, non-cash stock-based compensation, equity interests loss, and loss on extinguishment of debt	108,285	(38,678)	(42,284)	(152,671)

Changes in other operating assets and liabilities:
Restricted cash	2,346	316	5,302	23,996
Accounts receivable, net	(112,108)	(109,764)	84,026	(23,381)
Other assets	(928)	(761)	(1,544)	1,522
Accounts payable and accrued liabilities	46,342	96,887	2,149	15,425
Participations and residuals	11,891	17,493	(1,015)	12,331
Deferred revenue	(14,298)	19,460	32,339	44,792
	(66,755)	23,631	121,257	74,685

Purchases of property and equipment	(590)	(842)	(976)	(1,253)
Interest, taxes and other (2)	(22,000)	(14,303)	(45,978)	(26,777)

Free Cash Flow, as defined	$18,940	$(30,192)	$32,019	$(106,016)

(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	$(262,115)	$(231,608)	$(423,120)	$(433,384)
Change in film obligations	6,413	8,738	(13,820)	10,998
Borrowings under individual production loans	75,037	86,404	108,948	134,870
Repayment of individual production loans	(18,986)	(44,291)	(182,930)	(122,886)
Production loan borrowings under film credit facility	839	25,291	3,897	33,002
Production loan repayments under film credit facility	(28,480)	(651)	(39,055)	(9,187)
Total cash paid for film and television programs	$(227,292)	$(156,117)	$(546,080)	$(386,587)

(2) Interest, taxes and other consists of the following:

Contractual cash based interest	$(18,908)	$(14,160)	$(41,636)	$(25,875)
Interest and other income	1,029	928	1,979	1,370
Income tax provision	(4,121)	(1,071)	(6,321)	(2,272)
Total interest, taxes and other	$(22,000)	$(14,303)	$(45,978)	$(26,777)

(1) See footnote on Unaudited Condensed Consolidated Statements of Operations table

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.